EXHIBIT 23.1

The Shareholders of Hops Grill and Bar, Inc.:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG PEAT MARWICK LLP
--------------------------

Tampa, Florida
December 5, 1996